As filed with the Securities and Exchange Commission on      , 1998
                                                        Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ---------------
                           Public Service Enterprise
                               Group Incorporated
              (Exact name of registrant as specified in charter)
                                   New Jersey
                        (State or other jurisdiction of
                        incorporation or organization)
                                   22-2625848
                     (I.R.S. Employer Identification No.)
                                 80 Park Plaza
                                 P.O. Box 1171
                           Newark, New Jersey 07101
                                 (973) 430-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                               Robert C. Murray
                  Vice President and Chief Financial Officer
                                 80 Park Plaza
                                 P.O. Box 1171
                           Newark, New Jersey 07101
                                (973) 430-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                with copies to:

      James T. Foran, Esquire         Howard G. Godwin, Jr., Esquire
     Associate General Counsel               Brown & Wood LLP
           80 Park Plaza                  One World Trade Center
           P.O. Box 1171                 New York, New York 10048
      Newark, New Jersey 07101

       Approximate date of commencement of proposed sale to the public:
After the Registration Statement becomes effective, as determined by market conditions and other factors.

                                ---------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                ---------------
                        CALCULATION OF REGISTRATION FEE

================================================================================================================


                                                 Proposed Maximum    Proposed Maximum
    Title of Each Class of      Amount To Be     Offering Price Per  Aggregate Offering     Amount of
 Securities To Be Registered   Registered (1)       Unit (2)         Price (2)             Registration Fee (3)
---------------------------------------------------------------------------------------------------------------
Debt Securities ............. $150,000,000            100%         $150,000,000        $44,250
===============================================================================================================

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(1) There is being registered hereunder a presently indeterminate principal amount of Debt Securities which may be either Senior Debt Securities or Subordinated Debt Securities with an aggregate initial offering price not to exceed $150,000,000.
(2) Estimated solely for the purpose of determining the registration fee.
(3) $200,000,000 aggregate principal amount of Senior Debt Securities and Subordinated Debt Securities registered on Form S-3, File No. 333-52847, as to which filing fees of $59,000 were previously paid are being carried forward pursuant to Rule 429 of the rules and regulations under the Securities Act of 1933, as amended.

                                ---------------
     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this registration statement also relates to $200,000,000 aggregate principal amount of Senior Debt Securities and Subordinated Debt Securities registered on Form S-3, File No. 333-52847 previously filed by the registrant and declared effective on May 22, 1998 which have not been offered or sold as of the date of this registration statement. This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 1 to registration statement 333-52847, and such post-effective amendment no. 1 shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with section 8(c) of the Securities Act of 1933.
                                ---------------
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                  Subject to Completion, Dated October 2, 1998



PROSPECTUS

Public Service Enterprise Group Incorporated
 80 Park Plaza
 P.O. Box 1170
 Newark, New Jersey 07101-1170
 (973) 430-7000


                                  (PSEG logo)



                                 $350,000,000

                                Debt Securities


                                ---------------
     Public Service Enterprise Group Incorporated may offer from time to time, together or separately, one or more series of its unsecured debt securities which may be either senior or subordinated in priority of payment.


     The Senior Debt Securities will rank equally with all other unsubordinated and unsecured indebtedness of Enterprise. The Subordinated Debt Securities will be unsecured and subordinated as described under "Description of Debt Securities -- Subordination."


     When a particular series of Debt Securities is offered, Enterprise will prepare and issue a supplement to this Prospectus setting forth the particular terms of the offered Debt Securities. You should read this Prospectus and any Prospectus Supplement carefully before you make any decision to invest in the Debt Securities.


     The aggregate initial public offering price of all Senior Debt Securities and Subordinated Debt Securities which may be sold under this Prospectus will not exceed $350,000,000.



                                ---------------
     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has any of these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                                ---------------
                  The date of this Prospectus is      , 1998.

--------------------------------------------------------------------------------
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                             About This Prospectus
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       This prospectus is part of a registration statement that Public Service Enterprise Group Incorporated ("Enterprise") filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf " registration process. Under this shelf process, Enterprise may, from time to time, sell any combination of the Debt Securities described in this Prospectus in one or more offerings of one or more series. The aggregate principal amount of Debt Securities which Enterprise may offer under this Prospectus is $350,000,000. Each time Enterprise sells Debt Securities, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

       Enterprise believes that it has included or incorporated by reference all information material to investors in this Prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into this registration statement.

--------------------------------------------------------------------------------
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                      Where You Can Find More Information
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       Enterprise is a New Jersey corporation which files annual, quarterly and special reports, proxy statements and other information with the SEC. Enterprise's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Enterprise files at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as its public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.


       You may also inspect these documents at the New York Stock Exchange, Inc. and the Philadelphia Stock Exchange, Inc. where Enterprise's common stock is listed.
                                       2

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                Incorporation of Certain Documents by Reference
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       The SEC allows Enterprise to "incorporate by reference" the information Enterprise files with it, which means that Enterprise can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that Enterprise files later with the SEC will automatically update and supersede this information. Enterprise incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until it sells all of the Debt Securities.


       1. Enterprise's Annual Report on Form 10-K for the year ended December 31, 1997.


       2. Enterprise's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.


       You may request a copy of these filings, other than exhibits not specifically incorporated by reference therein, which will be provided to you without charge, by writing or telephoning:


                         Director, Investor Relations
                    Public Service Electric and Gas Company
                              80 Park Plaza, T6B
                                 P.O. Box 570
                           Newark, New Jersey 07101
                            telephone (973) 430-6503


       You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. Enterprise has not authorized anyone else to provide you with different information. Enterprise is not making an offer of these Debt Securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.



--------------------------------------------------------------------------------
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                  Public Service Enterprise Group Incorporated
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       Enterprise is a public utility holding company that neither owns nor operates any physical properties. Enterprise has two direct, wholly owned subsidiaries, Public Service Electric and Gas Company ("PSE&G") and PSEG Energy Holdings Inc. ("Energy Holdings"). Enterprise's principal subsidiary, PSE&G, is an operating public utility providing electric and gas service in certain areas of the State of New Jersey. Energy Holdings is the parent of Enterprise's non-utility businesses: PSEG Global Inc.,

PSEG Resources Inc., PSEG Energy Technologies Inc., Enterprise Group Development Corporation, PSEG Capital Corporation and Enterprise Capital Funding Corporation.


       Enterprise's executive offices are located at 80 Park Plaza, Newark, New Jersey 07101, and its telephone number is (973) 430-7000.



--------------------------------------------------------------------------------
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                                Use of Proceeds
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       The net proceeds from the sale of the Debt Securities will be added to Enterprise's general funds and will be used for general corporate purposes, including but not limited to repurchase of its common stock and additional investments in its subsidiaries.



--------------------------------------------------------------------------------
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                         Description of Debt Securities
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       The Debt Securities will be Enterprise's direct unsecured obligations and may be issued from time to time in one or more offerings of one or more series. The Senior Securities will be issued under an Indenture (the "Senior Indenture") to be entered into between Enterprise and First Union National Bank, Trustee (the "Senior Trustee"), and the Subordinated Securities will be issued under an Indenture (the "Subordinated Indenture") to be entered into between Enterprise and First Union National Bank, Trustee (the "Subordinated Trustee"). The term "Trustee" when used in this Prospectus refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture and the Subordinated Indenture (sometimes referred to collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the registration statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). Selected provisions of the Indentures have been summarized below. The summary is not complete. You should read the Indentures for provisions that may be important to you. In the summary below, references to section numbers of the applicable Indentures are included so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indentures. Parenthetical references below are to the Indentures or to the TIA, as applicable.



Provisions Applicable to Both the Senior and Subordinated Indentures


General


       The Debt Securities will be direct, unsecured obligations of Enterprise. The Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of Enterprise. The Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of Enterprise as described under " -- Subordinated Indenture Provisions -- Subordination."


       Because Enterprise is a holding company that conducts all of its operations through its subsidiaries, holders of Debt Securities will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. PSE&G has 2,145,234 outstanding shares of preferred stock with a par value of approximately $170 million. Enterprise's subsidiaries have ongoing corporate debt programs used to finance their business activities. As of June 30, 1998, Enterprise's subsidiaries had approximately $6.8 billion of outstanding debt.


       Each Indenture provides that any Debt Securities proposed to be sold pursuant to this Prospectus and the accompanying Prospectus Supplement, as well as other unsecured debt securities of Enterprise, may be issued under such Indenture in one or more series, in each case as authorized from time to time by Enterprise. The particular terms of any series of Debt Securities and any modifications of or additions to the general terms of the Debt Securities described in this Prospectus will be described in the Prospectus Supplement for that series. Accordingly, for a description of the terms of any series of Debt Securities, you should refer to both the Prospectus Supplement relating to that series and the description of Debt Securities set forth in this Prospectus.


       You should refer to the Prospectus Supplement for the following information for each particular series of Debt Securities:


            (1) The title of such Debt Securities and whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities.


            (2) The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series.


            (3) If other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined.


            (4) The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable.


            (5) The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined. The terms of any remarketing of such Debt Securities. The date or dates from which such interest will accrue or the method by which such date or dates will be determined. The date or dates on which such interest, if any, will be payable and the Regular Record Date or Dates, if any, for the interest payable on any such Debt Securities on any Interest Payment Date, or the method by which any such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

            (6) The date or dates on which or the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Enterprise and whether Enterprise is to have that option.


            (7) The obligation, if any, of Enterprise to redeem, repay or purchase such Debt Securities, in whole or in part, pursuant to any sinking fund or similar provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the other terms and conditions upon which, such Debt Securities will be so redeemed, repaid or purchased.


            (8) Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities or both. Any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities. Whether such Debt Securities will be issuable initially in temporary global form. Whether any such Debt Securities will be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series in certificate form and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable Indenture. If Registered Securities are to be issuable as a global security, the identity of the depository for such Debt Securities.


            (9) Whether the amount of payments of principal of (or premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more Currencies, commodities, equity indices or other indices) and the manner in which such amounts will be determined.


            (10) The place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable. Where any Registered Securities may be surrendered for registration of transfer or exchange. Where Debt Securities of a series that are convertible or exchangeable may be surrendered for conversion or exchange and where notices or demands to or upon Enterprise in respect of such Debt Securities and the applicable Indenture may be served.


            (11) The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000 or any integral multiple thereof in the case of Registered Securities and $5,000 in the case of Bearer Securities.


            (12) If other than the applicable Trustee, the identity of each Security Registrar and/or Paying Agent.


            (13) The date as of which any Bearer Securities of the series and any temporary Debt Security issued in global form representing Outstanding Securities of the series will be dated if other than the date of original issuance of the first Debt Security of the series to be issued.

            (14) The applicability, if at all, to such Debt Securities of the provisions of Article Fourteen of the applicable Indenture described under "Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article.


            (15) The Person to whom any interest on any Registered Security of the series will be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. The manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature. The extent to which, or the manner in which, any interest payable on a temporary Debt Security issued in global form will be paid if other than in the manner provided in the applicable Indenture.


            (16) If such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions.


            (17) Whether and under what circumstances Enterprise will pay Additional Amounts, as contemplated by Section 1004 of the applicable Indenture, on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the applicable Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether Enterprise will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option).


            (18) The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified.


            (19) Any deletions from, modifications of or additions to the Events of Default or covenants of Enterprise with respect to such Debt Securities (which Events of Default or covenants are consistent with the Events of Default or covenants set forth in the general provisions of the applicable Indenture).


            (20) Whether such Debt Securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable.


            (21) Any other terms of such Debt Securities.


       If applicable, the Prospectus Supplement will also include a discussion of Federal income tax considerations relevant to the Debt Securities being offered.


       For purposes of this Prospectus, any reference to the payment of principal of (or premium, if any) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

       Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be discussed in the applicable Prospectus Supplement.


       Each Indenture provides that the Debt Securities which are the subject of this Prospectus and additional unsecured debt securities of Enterprise, unlimited as to aggregate principal amount, may be issued in one or more series thereunder, in each case as authorized from time to time by or pursuant to authority granted by the Board of Directors of Enterprise. (Section 301 of each Indenture) Debt Securities so issued under an Indenture are herein collectively referred to, when a single Trustee is acting for all debt securities issued under such Indenture, as the "Indenture Securities". Each Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Indenture Securities. See also "Resignation of Trustee" herein. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term "Indenture Securities", as used herein, will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Indenture Securities for which it is Trustee. If two or more Trustees are acting under either Indenture, then the Indenture Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.


       The general provisions of the Indentures do not contain any provisions that would limit the ability of Enterprise to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving Enterprise. You should refer to the Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of Enterprise that are described below, including any addition of a covenant or other provision providing event risk or similar protection.


       Enterprise has the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of such series (unless such reopening was restricted when such series was created).



Denominations, Registration and Transfer


       Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. The Indentures also provide that Debt Securities of a series may be issuable in global form. See " -- Book-Entry Debt Securities". Unless otherwise provided in the Prospectus Supplement, Debt Securities denominated in U.S. dollars (other than Global Securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000 (in the case of Registered Securities) and in the denomination of $5,000 (in the case of Bearer Securities). Unless otherwise indicated in the Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 201 of each Indenture)


       Registered Securities will be exchangeable for other Registered Securities of the same series. If (but only if) provided in the Prospectus Supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305 of each Indenture)


       Registered Securities of a series may be presented for registration of transfer and Debt Securities of a series may be presented for exchange (i) at each office or agency required to be maintained by Enterprise for payment of such series as described in "Payment and Paying Agents", and (ii) at each other office or agency that Enterprise may designate from time to time for such purposes. No service charge will be made for any transfer or exchange of Debt Securities, but Enterprise may require payment of any tax or other governmental charge payable in connection therewith. (Section 305 of each Indenture)


       Enterprise will not be required to (i) issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid. (Section 305 of each Indenture)



Payment and Paying Agents


       Unless otherwise provided in the Prospectus Supplement, premium, if any, and interest, if any, and Additional Amounts, if any, on Registered Securities will be payable at any office or agency to be maintained by Enterprise in Newark, New Jersey and New York, New York, except that at the option of Enterprise interest (including Additional Amounts, if any) may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 301, 1001 and 1002 of each Indenture) Unless otherwise provided in the Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307 of each Indenture)


       If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, unless otherwise provided in the Prospectus Supplement, Enterprise will be required to maintain an office or agency (i) outside the United States at which, subject to any applicable laws and regulations, the principal of (and premium, if any) and interest, if any, on such series will be payable and (ii) in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the limited circumstances described below, but not otherwise); provided that, if required in connection with any listing of such Debt Securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, Enterprise will maintain an office or agency for such Debt Securities in any city located outside the United States required by such stock exchange. (Section 1002 of each Indenture) The initial locations of such offices and agencies will be specified in the Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, principal of (and premium, if any) and interest, if any, on Bearer Securities may be paid by wire transfer to an account maintained by the Person entitled thereto with a bank located outside the United States. (Sections 307 and 1002 of each Indenture) Unless otherwise provided in the Prospectus Supplement, payment of installments of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they severally mature. (Section 1001 of each Indenture) Unless otherwise provided in the Prospectus Supplement, no payment with respect to any Bearer Security will be made at any office or agency of Enterprise in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of Enterprise's Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002 of each Indenture)


       Enterprise may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.



Events of Default


       The following will constitute Events of Default under each Indenture, or of any coupon upon or any Additional Amounts payable in respect of any Debt Security of that series or of any coupon appertaining thereto, (i) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series when the same becomes due and payable, whether at its maturity, earlier redemption or repayment or otherwise and continuance of such default for a period of 30 days; (ii) default in the deposit of any sinking fund payment when due by the terms of any Debt Security of that series; (iii) default in the performance, or breach, of any covenant or agreement of Enterprise in the applicable Indenture with respect to any Debt Security of that series, continued for 60 days after written notice to Enterprise; (iv) certain events in bankruptcy, insolvency or reorganization affecting Enterprise; and (v) any other Event of Default provided with respect to Debt Securities of that series. (Section 501 of each Indenture) Enterprise is required to file with the applicable Trustee, annually, an officer's certificate as to Enterprise's compliance with all conditions and covenants under the applicable Indenture. (Section 1005 of each Indenture) Each Indenture provides that the applicable Trustee may withhold notice to the holders of Debt Securities of a series of any default (except payment defaults on such Debt Securities of that series) if it considers it in the interest of the holders of Debt Securities of such series to do so. (Section 601 of each Indenture)


       If an Event of Default with respect to Debt Securities of a series has occurred and is continuing, the applicable Trustee or the holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series due and payable immediately. (Section 502 of each Indenture)


       Subject to the provisions of the applicable Indenture relating to the duties of the Trustee thereunder, in case an Event of Default with respect to Debt Securities of a series has occurred and is continuing, such Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of the holders of Debt Securities of that series, unless such holders have offered such Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 507 of each Indenture and TIA Section
315) Subject to such provisions for the indemnification of the applicable Trustee, the holders of a majority in principal amount of the Outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred on such Trustee with respect to the Debt Securities of that series. (Section 512 of each Indenture)


       The holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the holders of all Debt Securities of such series and any related coupons, waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts payable in respect of any Debt Security of such series or any related coupons or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of such series affected thereby. (Section 513 of each Indenture)

Merger or Consolidation


       Each Indenture provides that Enterprise may not consolidate with or merge with or into any other corporation or convey or transfer its properties and assets as an entirety or substantially as an entirety to any Person, unless either Enterprise is the continuing corporation or such corporation or Person assumes by supplemental indenture all the obligations of Enterprise under such Indenture and the Indenture Securities issued thereunder and immediately after the transaction no default shall exist. In addition, under the Indentures, no such consolidation, merger or transfer may be made if as a result thereof any property or assets of Enterprise would become subject to any mortgage, lien or other encumbrance unless such Indenture Securities are secured equally and ratably with or prior to the debt secured by such mortgage, lien or other encumbrance. (Section 801 of each Indenture)



Modification or Waiver


       Modification and amendment of an Indenture may be made by Enterprise and the Trustee thereunder with the consent of the holders of a majority in principal amount of all Outstanding Indenture Securities issued thereunder that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Indenture Security affected thereby, among other things: (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any such Indenture Security; (ii) reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, any such Indenture Security;
(iii) change any obligation of Enterprise to pay Additional Amounts in respect of any such Indenture Security; (iv) reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy; (v) adversely affect any right of repayment at the option of the holder of any such Indenture Security; (vi) change the place or Currency of payment of principal of, or any premium or interest on, any such Indenture Security; (vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date therefor; (viii) adversely affect any right to convert or exchange any Indenture Security; (ix) reduce the percentage in principal amount of such Outstanding Indenture Securities, the consent of whose holders is required to amend or waive compliance with certain provisions of such Indenture or to waive certain defaults thereunder; (x) reduce the requirements for voting or quorum described below; or (xi) modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Indenture Security affected thereby. (Section 902 of each Indenture)


       In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holder of each Outstanding Subordinated Security affected thereby, modify any of the provisions of such Indenture relating to the subordination of the Subordinated Securities in a manner adverse to the holders thereof and no such modification or amendment may adversely affect the rights of any holder of Senior Indebtedness under Article Sixteen of the Subordinated Indenture (described under the caption " -- Subordinated Indenture Provisions -- Subordination") without the consent of such holder of Senior Indebtedness. (Sections 902 and 907 of the Subordinated Indenture)


       The holders of a majority in aggregate principal amount of Outstanding Indenture Securities have the right to waive compliance by Enterprise with certain covenants in the applicable Indenture. (Section 1006 of each Indenture)



       Modification and amendment of an Indenture may be made by Enterprise and the applicable Trustee thereunder, without the consent of any holder, for any of the following purposes: (i) to evidence the succession of another Person to Enterprise as obligor under such Indenture; (ii) to add to the covenants of Enterprise for the benefit of the holders of all or any series of Indenture Securities issued under such Indenture and any related coupons or to surrender any right or power conferred upon Enterprise by such Indenture; (iii) to add Events of Default for the benefit of the holders of all or any series of Indenture Securities; (iv) to add to or change any provisions of such Indenture to facilitate the issuance of, or to liberalize the terms of, Bearer Securities, or to permit or facilitate the issuance of Indenture Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Indenture Securities or any related coupons; (v) to change or eliminate any provisions of such Indenture, provided that any such change or elimination will become effective only when there are no such Indenture Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provisions; (vi) to secure the Indenture Securities under the applicable Indenture pursuant to the requirements of Section 801 of such Indenture, or otherwise; (vii) to establish the form or terms of such Indenture Securities of any series and any related coupons; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under such Indenture by more than one Trustee;
(ix) to cure any ambiguity, defect or inconsistency in such Indenture, provided such action does not adversely affect the interests of holders of Indenture Securities of a series issued thereunder or any related coupons in any material respect; or (x) to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Indenture Securities thereunder, provided that such action shall not adversely affect the interests of the holders of any such Indenture Securities and any related coupons in any material respect. (Section 901 of each Indenture)


       In determining whether the holders of the requisite principal amount of Outstanding Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture or whether a quorum is present at a meeting of holders of Indenture Securities thereunder,
(i) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (ii) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of such Indenture and (iii) Indenture Securities owned by Enterprise or any other obligor upon the Indenture Securities or any Affiliate of Enterprise or of such other obligor shall be disregarded. (Section 101 of each Indenture)


       Each Indenture contains provisions for convening meetings of the holders of Indenture Securities of a series if Indenture Securities of that series are issuable as Bearer Securities. (Section 1501 of each Indenture) A meeting may be called at any time by the applicable Trustee, and also, upon request, by Enterprise or the holders of at least 10% in principal amount of the Outstanding Indenture Securities of that series, in any such case upon notice given as provided in the applicable Indenture. (Section 1502 of each Indenture) Except for any consent that must be given by the holder of each Indenture Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Indenture Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Indenture Securities of a series may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Indenture Securities of that series. Any resolution passed or decision taken at any meeting of holders of Indenture Securities of a series duly held in accordance with the applicable Indenture will be binding on all holders of Indenture Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding Indenture Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Indenture Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Indenture Securities of that series will constitute a quorum. (Section 1504 of each Indenture)


       Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Indenture Securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Indenture Securities affected thereby or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Indenture Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture. (Section 1504 of each Indenture)



Satisfaction and Discharge, Defeasance and Covenant Defeasance


       Enterprise may discharge certain obligations to holders of Debt Securities of a series that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, if any, and any Additional Amounts with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401 of each Indenture)


       Each Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series and any related coupons pursuant to Section 301 thereunder, Enterprise may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities and any related coupons (except for the obligations to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and any related coupons, to maintain an office or agency in respect of such Debt Securities and any related coupons, and to hold moneys for payment in trust) ("defeasance") (Section 1402 of each Indenture) or (b) to be released from its obligations under any covenant specified pursuant to Section 301 with respect to such Debt Securities and any related coupons, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities and any related coupons ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by Enterprise with the applicable Trustee (or other qualifying trustee), in trust, of (i) an amount in U.S. dollars, (ii) Government Obligations (as defined below) applicable to such Debt Securities and coupons that through the payment of principal and interest in accordance with their terms will provide money in an amount, or (iii) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.


       Such a trust may only be established if, among other things, Enterprise has delivered to the applicable Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities and any related coupons will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the Indenture. (Section 1404 of each Indenture)


       "Government Obligations" means securities which are (i) direct obligations of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof. "Government Obligations" also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101 of each Indenture)


       In the event Enterprise effects covenant defeasance with respect to any Debt Securities and any related coupons and such Debt Securities and coupons are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (4) or (7) under "Events of Default" (Section 501 of each Indenture) with respect to any covenant to which there has been defeasance, the amount of Government Obligations and funds on deposit with the applicable Trustee will be sufficient to pay amounts due on such Debt Securities and coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and coupons at the time of the acceleration resulting from such Event of Default. In such case, Enterprise would remain liable to make payment of such amounts due at the time of acceleration. (Section 501 of each Indenture)


       If the applicable Trustee or any Paying Agent is unable to apply any money in accordance with the applicable Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Enterprise's obligations under such Indenture and such Debt Securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to such Indenture, until such time as such Trustee or Paying Agent is permitted to apply all such money in accordance with such Indenture; provided, however, that if Enterprise makes any payment of principal of (or premium, if any) or interest, if any, on any such Debt Security or any related coupon following the reinstatement of its obligations, Enterprise shall be subrogated to the rights of the holders of such Debt Securities and any related coupons to receive such payment from the money held by such Trustee or Paying Agent.


       The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.



Book-Entry Debt Securities


       Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (each a "Global Security"). Unless otherwise provided in the Prospectus Supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security will be made by Enterprise to the applicable Trustee, and then by such Trustee to the depository.


       Enterprise anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depository arrangements with respect to any such Global Securities. Additional or differing terms of the depository arrangements will be described in the Prospectus Supplement.


       So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.


       If (i) DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by Enterprise within 90 days following notice to Enterprise; (ii) Enterprise determines, in its sole discretion, not to have any Debt Securities represented by one or more Global Securities, or (iii) an Event of Default under the applicable Indenture has occurred and is continuing, then Enterprise will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Debt Securities in certificated form registered in its name. Unless otherwise provided in the Prospectus Supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.


       The following is based on information furnished by DTC and Enterprise assumes no responsibility for its content:


       DTC will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Debt Security certificate is issued with respect to a maximum of $200 million of principal amount of the Debt Securities of a series, and an additional certificate is issued with respect to any remaining principal amount of such series.


       DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of

1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.


       Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.


       To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.


       Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


       Redemption notices shall be sent to Cede & Co. If less than all of the Debt Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of interest of each Direct Participant in such issue to be redeemed.


       Neither DTC nor Cede & Co. consents or votes with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the

Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).


       Payments of principal of (and premium, if any) and interest on the Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Paying Agent or Enterprise, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and interest to DTC will be the responsibility of Enterprise or the Paying Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.


       DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to Enterprise or the applicable Paying Agent. Under such circumstances, in the event that a successor securities depository is not appointed, Debt Security certificates are required to be printed and delivered.


       Enterprise may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered.


       The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that Enterprise believes to be reliable, but Enterprise takes no responsibility for the accuracy thereof.


       Unless stated otherwise in the Prospectus Supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be Direct Participants in DTC.


       None of Enterprise, any underwriter or agent, the applicable Trustee or any applicable Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.



Resignation of Trustee


       The Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608 of each Indenture) In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under one of the Indentures, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 609 of each

Indenture), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.



Subordinated Indenture Provisions


Subordination


       Upon any distribution of assets of Enterprise upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on Subordinated Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness (Sections 1601 and 1602 of the Subordinated Indenture), but the obligation of Enterprise to make payment of the principal (and premium, if any) and interest, if any, on the Subordinated Securities will not otherwise be affected. (Section 1604 of the Subordinated Indenture) In addition, no payment on account of principal (or premium, if any), sinking funds or interest, if any, may be made on the Subordinated Securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money's worth. (Section 1603 of the Subordinated Indenture)


       In the event that, notwithstanding the foregoing, any such payment by Enterprise is received by the Subordinated Trustee or the holders of any of the Subordinated Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon such distribution of Enterprise, the holders of the Subordinated Securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Securities. (Section 1602 of the Subordinated Indenture) By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of Enterprise may recover more, ratably, than holders of the Subordinated Securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture. (Section 1402 of the Subordinated Indenture)


       "Senior Indebtedness" is defined in the Subordinated Indenture as (a) the principal of and premium, if any, and unpaid interest on (i) indebtedness of Enterprise (including indebtedness of others guaranteed by Enterprise), whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the Indenture Securities issued under the Subordinated Indenture and securities issued under the Indenture dated as of January 1, 1998, including the 7.44% Deferrable Interest Subordinated Debentures, Series A, the Floating Rate Deferrable Interest Subordinated Debentures, Series B, and the 7 1/4% Deferrable Interest Subordinated Debentures, Series C of Enterprise), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the Subordinated Securities, and (ii) renewals, extensions, modifications and refundings of any such indebtedness. (Section 101 of the Subordinated Indenture)


       The Debt Securities are senior and prior in right of payment to the 7.44% Deferrable Interest Subordinated Debentures, Series A, the Floating Rate Deferrable Interest Subordinated Debentures, Series B, and the 7 1/4% Deferrable Interest Subordinated Debentures, Series C of Enterprise and any guarantees issued in connection therewith.


       If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.



The Trustee under the Indentures


       Enterprise maintains ordinary banking relationships with First Union National Bank, including credit facilities and lines of credit. First Union National Bank also serves as trustee under other indentures under which Enterprise or its subsidiaries is the obligor.



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              Plan of Distribution
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       Enterprise may sell the Debt Securities to or through underwriters, dealers, or agents or directly to one or more other purchasers.


       The Prospectus Supplement sets forth the terms of the offering of the particular series or issue of Debt Securities to which such Prospectus Supplement relates, including, as applicable, (i) the name or names of any underwriters or agents with whom Enterprise has entered into arrangements with respect to the sale of such Debt Securities, (ii) the initial public offering or purchase price of such Debt Securities, (iii) any underwriting discounts, commissions and other items constituting underwriters' compensation from Enterprise and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, (iv) any commissions paid to any agents, (v) the net proceeds to Enterprise and (vi) the securities exchanges, if any, on which such Debt Securities will be listed.


       Unless otherwise set forth in the Prospectus Supplement relating to a particular series or issue of Debt Securities, the obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent and each of the underwriters with respect to such Debt Securities will be obligated to purchase all of the Debt Securities of such series or issue allocated to it if any such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


       The Debt Securities may be offered and sold by Enterprise directly or through agents designated by Enterprise from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named in, and any commissions payable by Enterprise to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, each such agent will be acting on a best efforts basis for the period of its appointment.


       Any underwriters, dealers or agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters, dealers and agents may be entitled, under agreements entered into with Enterprise, to indemnification by Enterprise against certain civil liabilities, including liabilities under the Securities Act.



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 Legal Opinions
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       The validity of the Debt Securities will be passed upon for Enterprise by James T. Foran, Esquire, Associate General Counsel or R. Edwin Selover, Esquire, Vice President and General Counsel, and for any underwriters, dealers or agents by Brown & Wood LLP, One World Trade Center, New York, New York 10048 who may rely on the opinion of Mr. Foran or Mr. Selover, as the case may be, as to matters of New Jersey law. Messrs. Foran and Selover are also employees of PSE&G.



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    Experts
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       The consolidated financial statements and the related financial statement schedules of Enterprise incorporated in this Prospectus by reference from Enterprise's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.


 SEC registration fee ...............  $ 44,250
 Printing and engraving .............    50,000
 Legal fees and expenses ............    25,000
 Fees of accountants ................    15,000
 Fees of trustees ...................     5,000
 Blue sky fees and expenses .........     5,000
 NYSE listing fee ...................    22,125
 Rating agency fees .................    78,750
 Miscellaneous ......................    29,875
                                       --------
   Total ............................  $275,000
                                       ========

Item 15. Indemnification of Directors and Officers.

     Under Section 14A:3-5 of the New Jersey Business Corporation Act,
      Enterprise

      (1) has power to indemnify each director and officer of Enterprise (as well as its employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in the right of Enterprise, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Enterprise, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

      (2) has power to indemnify each director and officer of Enterprise against expenses in connection with any proceeding by or in the right of Enterprise to procure a judgment in its favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Enterprise; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to Enterprise, unless and only to the extent that the court determines that the director or officer is fairly reasonably entitled to indemnity for such expenses as the court shall deem proper;

      (3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

      (4) has power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not Enterprise would have the power to indemnify him against such expenses and liabilities under the statute.

     As used in the statute, "expenses" means reasonable costs, disbursements and counsel fees, "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

     Indemnification may be awarded by a court under (1) or (2) as well as under (3) above, notwithstanding a prior determination by Enterprise that the director or officer has not met the applicable standard of conduct.

     Indemnification under the statute does not exclude any other rights to which a director or officer may be entitled under a certificate of incorporation, by-law, or otherwise.

     Article 8, Section 1 of Enterprise's Certificate of Amendment of Certificate of Incorporation provides as follows:

   1. Indemnification:

      The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

     Article 8, Section 2 of Enterprise's Certificate of Amendment of Certificate of Incorporation provides as follows:

   2. Limitation of Liability:

      To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

     Each form of Underwriting Agreement between Enterprise and the Underwriters contains a provision under which each Underwriter agrees to indemnify the directors of Enterprise and each of its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 (the "1933 Act") from information furnished to Enterprise in writing by or on behalf of such Underwriter.

     The directors and officers of Enterprise are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and Enterprise is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by Enterprise.


Item 16. List of Exhibits.


 Exhibit
--------
   1       Form of Underwriting Agreement for Debt Securities.*
 4-1       Form of Senior Indenture for Public Service Enterprise Group Incorporated (Exhibit 4-6).*
 4-2       Form of Subordinated Indenture for Public Service Enterprise Group Incorporated (Exhibit 4-7).*
 4-3       Form of Senior Debt Security.**
 4-4       Form of Subordinated Debt Security.**
   5       Opinion of James T. Foran, Esquire relating to the validity of the Debt Securities, including consent.
  12       Computations of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to
           Enterprise's Annual Report on Form 10-K for the year ended December 31, 1997).
23-1       Consent of Independent Auditors.
23-2       Consent of James T. Foran, Esquire (included in Exhibit 5).
  24       Power of Attorney.
25-1       Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Indenture
           Trustee under the Senior Indenture for Public Service Enterprise Group Incorporated.
25-2       Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as Indenture
           Trustee under the Subordinated Indenture for Public Service Enterprise Group Incorporated.

---------

* Previously filed as the indicated exhibit to registration statement on Form S-3 (No. 333-52847) and incorporated herein by reference.

** To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes (a):

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the 1933
Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     (d) The registrant hereby undertakes that:

      (1) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Public Service Enterprise Group Incorporated, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 2nd day of October, 1998.


                                        PUBLIC SERVICE ENTERPRISE GROUP
                                        INCORPORATED


                                        By: /s/  E. JAMES FERLAND
                                           ------------------------------------
                                           E. James Ferland

                                           Chairman of the Board and
                                           President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              Signature                                 Capacity                          Date
------------------------------------   ------------------------------------------   ----------------
 /s/  E. JAMES FERLAND                 Principal Executive Officer and Director     October 2, 1998
 ----------------------------------
 E. James Ferland

 /s/  ROBERT C. MURRAY                 Principal Financial Officer                  October 2, 1998
 ----------------------------------
 Robert C. Murray

 /s/  PATRICIA A. RADO                 Principal Accounting Officer                 October 2, 1998
 ----------------------------------
 Patricia A. Rado

     This Registration Statement has also been signed by Robert C. Murray, Attorney-in-Fact, on behalf of the following Directors on October 2, 1998.


  Lawrence R. Codey       Irwin Lerner
  Ernest H. Drew          Marilyn M. Pfaltz
  T.J. Dermot Dunphy      Forrest J. Remick
  Raymond V. Gilmartin    Richard J. Swift
  Conrad K. Harper        Josh S. Weston

                          By: /s/  ROBERT C. MURRAY
                          -----------------------
                            ROBERT C. MURRAY
                          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 Exhibit
--------
   1       Form of Underwriting Agreement for Debt Securities.*
 4-1       Form of Senior Indenture for Public Service Enterprise Group Incorporated (Exhibit 4-6).*
 4-2       Form of Subordinated Indenture for Public Service Enterprise Group Incorporated (Exhibit 4-7).*
 4-3       Form of Senior Debt Security.**
 4-4       Form of Subordinated Debt Security.**
   5       Opinion of James T. Foran, Esquire relating to the validity of the Debt Securities, including consent.
  12       Computations of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to
           Enterprise's Annual Report on Form 10-K for the year ended December 31, 1997).
23-1       Consent of Independent Auditors.
23-2       Consent of James T. Foran, Esquire (included in Exhibit 5).
  24       Power of Attorney.
25-1       Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as
           Indenture Trustee under the Senior Indenture for Public Service Enterprise Group Incorporated.
25-2       Statement of Eligibility under the Trust Indenture Act of 1939 of First Union National Bank, as
           Indenture Trustee under the Subordinated Indenture for Public Service Enterprise Group Incorporated.

---------
* Previously filed as the indicated exhibit to Registration Statement on Form S-3 (No. 333-52847) and incorporated herein by reference.

** To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.